UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 23, 2008

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803
(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02   Results of Operations and Financial Condition.

On October 27, 2008, Veeco Instruments Inc. (“Veeco” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2008.  In connection with the release and the related conference call, Veeco posted a presentation relating to its third quarter 2008 financial results on its website (www.veeco.com).  Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

Section 5 - Corporate Governance and Management

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 23, 2008, the Board of Directors of the Company adopted the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”).  The changes effected by this amendment and restatement include:

•

Allowing for (i) the conduct of Board and stockholder meetings by remote communication and the delivery of notice of Board and stockholder meetings by electronic transmission, (ii) the mailing of a single notice to stockholders sharing the same address, and (iii) the provision of the stockholder list on an electronic network in advance of a stockholder meeting;

•

Requiring stockholders to deliver notice of stockholder proposals and nominations to the Board of Directors not later than the tenth day following the first to occur of the mailing of notice of a special meeting of the stockholders or the public disclosure of the date of such special meeting;

•

Requiring that a stockholder proposal to the Board of Directors include certain disclosures about the proposal including a description of the proposal, the reasons for the proposal, any material direct or indirect interest that the stockholder has in the proposal, and any agreements, arrangements or understandings with respect to such proposal;

•

Requiring the notice of the nomination of a proposed director by a stockholder to make certain disclosures about the proposed nominee, including biographical and stock ownership information, information regarding compensation and other material relationships between the nominee and the nominating person and its affiliates, and all other information that would be required in a proxy statement or other filing in connection with an election contest or otherwise pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•

Requiring a stockholder’s notice to the Company of a proposal or nomination to make certain disclosures regarding the stockholder and specified persons associated with the stockholder, including information about stock ownership; derivative, swap and other synthetic equity interests; proxies and other rights to vote; short interests and other stock borrowing arrangements; dividend rights; performance-related fees; and other information that would be required in a proxy statement or other filing in support of an item of business to be brought before the meeting pursuant to Section 14(a) of the Exchange Act;

•

Requiring a stockholder to update the information contained in a stockholder proposal or nomination so that such information is accurate as of the record date for the meeting and as of 10 days prior to the meeting and any adjournment or postponement thereof;

•

Adding indemnification and expense advancement provisions applicable to current and former directors and officers of the Company and to persons who are acting in an official capacity or in any other capacity or with respect to an employee benefit plan or who are or were serving as a director, officer or management committee member of another entity at the request of the Company;

•	Changing the maximum number of directors to 11;

•	Revising the titles and duties of officers of the Company; and

•	Renaming the Nominating and Governance Committee the Governance Committee.

The Company intends to make corresponding changes to its governance policies and guidelines to the extent such policies and guidelines would otherwise be inconsistent with the Bylaws.

The summary information set forth above is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

3.1	Fourth Amended and Restated Bylaws of Veeco Instruments Inc., effective October 23, 2008

99.1	Press release issued by Veeco Instruments Inc. dated October 27, 2008

99.2	Veeco Instruments Inc. Q3 2008 Financial Highlights dated October 27, 2008

The information in Item 2.02 of this report and exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

October 27, 2008	By:	/s/ Gregory A. Robbins

Gregory A. Robbins
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

3.1	Fourth Amended and Restated Bylaws of Veeco Instruments Inc., effective October 23, 2008

99.1	Press release issued by Veeco Instruments Inc. dated October 27, 2008

99.2	Veeco Instruments Inc. Q3 2008 Inc. Q3 2008 Financial Highlights dated October 27, 2008